Exhibit 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT dated as of the 26th day of September, 2008, by and between Danyang Lihua Electron Co., Ltd. (the “Company”) and Yaying Wang (the “Executive”).

WITNESSETH :

WHEREAS, the Company and Executive desire to amend that certain employment agreement entered into by and between the Company and the Executive on June 24, 2008 (the “Employment Agreement”) in the manner hereinafter provided;

WHEREAS, pursuant to Section 7.4 of the Employment Agreement, the Employment Agreement can be amended by the mutual written agreement of the Board, acting by resolution, and the Executive;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the Company and Executive agree as follows:

1. All capitalized terms not otherwise defined in this Agreement shall have the meaning assigned thereto in the Employment Agreement.

2. All references to “Dan Yang Li Hua, “Dan Yang Li Hua Electron,” “Dan Yang Li Hua Copper” and the “Company” refer to Danyang Lihua Electron Co., Ltd. .

3.  The defined term “Effective Date,” as set forth in Article 1, Section 1.1 of the Employment Agreement shall be replaced in its entirety as follows:

“Effective Date” of this Agreement shall mean the date that the transactions contemplated by that certain Share Exchange Agreement, by and among Lihua International, Inc. and the investors listed on Schedule A thereto has been consummated.”

4. The defined term “Closing Date”, wherever it appears throughout the Employment Agreement, is hereby replaced with the term “Effective Date.”

5. Except as expressly amended hereby, the terms and conditions of the Employment Agreement remain in full force and effect.

6. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date first above written.

DANYANG LIHUA ELECTRON CO., LTD.

By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer

/s/ Yaying Wang
Yaying Wang